UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2016

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 24, 2016, Investors Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders.

The following proposals were submitted by the Board of Directors to a vote of security holders and the final result of the voting on each proposal is noted below.

Proposal 1: The election as Directors of all nominees listed below, each for a three-year term:

Directors
Terms Expiring at the 2019 Meeting:	Votes For	Votes Withhold	Broker Non Votes
Robert C. Albanese	250,148,880	6,677,271	37,341,235
Domenick A. Cama	240,366,559	16,459,592	37,341,235
James J. Garibaldi	228,743,682	28,082,469	37,341,235
James H. Ward III	249,983,164	6,842,988	37,341,235

Proposal 2: The approval of a non-binding, advisory proposal to approve the compensation paid to our Named Executive Officers.

Votes For	Votes Against	Abstain	Broker Non Votes
133,199,127	122,691,330	935,690	37,341,239

Proposal 3: The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Investors Bancorp, Inc. for the year ending December 31, 2016.

Votes For	Votes Against	Abstain	Broker Non Votes
288,949,726	3,463,435	1,754,225	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: May 26, 2016	By:	/s/ Sean Burke
Sean Burke
Senior Vice President and
Chief Financial Officer